CONFORMED COPY


              TRANSITION AND RETIREMENT AGREEMENT


     THIS AGREEMENT (the "Agreement"), dated as of May 22, 1998,

by and among Buckeye Management Company, a Delaware corporation

("BMC"), Buckeye Pipe Line Services Company, a Pennsylvania

corporation ("BPLSC"), Buckeye Pipe Line Company, a Delaware corporation ("Pipe Line"), Glenmoor, Ltd., a Delaware corporation formerly known as BMC Acquisition Company ("Glenmoor") (BMC,

BPLSC, Pipe Line and Glenmoor being hereinafter collectively referred to as the "Company"), and C. Richard Wilson

("Executive").

     WHEREAS, the Company is in the business of managing the oil pipeline and related businesses of Buckeye Partners, L.P.,  a

Delaware limited partnership, and its subsidiary operating

partnerships (collectively, the "Partnerships");

     WHEREAS, the Company and Executive entered into a Severance

Agreement, dated  as of May 6, 1997 (the "Severance Agreement"),

at which time Executive was President and Chief Operating Officer of the Company;

     WHEREAS, Executive has elected to retire on February 1, 2000

(the "Retirement Date"),  and the Company believes that

Executive's retirement at that time is in the best interests of all parties; and

     WHEREAS, both parties desire to enter into a new agreement that shall supersede the Severance Agreement and shall reflect the transition arrangements and the retirement and other benefits to which Executive shall be entitled.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Employment.

          (a)  The Company hereby agrees to continue the

employment of Executive, and Executive hereby accepts such

employment and agrees to perform his duties and responsibilities as delegated to him by the Chairman of the Board of Directors

("Chairman") or the President of the Company until Executive's

Retirement Date.  All duties assigned to Executive shall be

appropriate to Executive's status with the Company.  Executive shall be available on a full-time basis and shall have the title of Vice Chairman of BMC beginning on May 1, 1998, and ending on the Retirement Date.

          (b)  For Executive's services rendered prior to the

Retirement Date, Executive shall receive a continuation of

Executive's current compensation through May 31, 1998, including a profit-sharing award of $116,667; a salary of $151,667 plus a guaranteed bonus of $98,583 for the balance of 1998; a salary of

$260,000 and a guaranteed bonus of $169,000 for the 1999 calendar year; and a salary of $21,667 and a guaranteed bonus of $14,083 for the month of January 2000.  Such salary, guaranteed bonus and profit-sharing amounts shall be payable at such time or times as salary, bonus and profit-sharing are payable to other officers of the Company (without regard to whether such other officers

actually receive bonus or profit-sharing payments for any

period).  In connection with such services, Executive shall be entitled to exclusive use of an office at the Company's

facilities on the  4th Floor, Five Radnor Corporate Center or at

such other office of reasonably comparable size and amenities selected by the Company and reasonably convenient to Executive.

          (c)  Between the date hereof and the Retirement Date,

Executive shall resign as and when requested by the Chairman or the President of the Company from all positions as an officer or director of the Company, its subsidiaries or affiliates other than his position as Vice Chairman of BMC; as a trustee under any pension, profit-sharing or similar plan sponsored by the Company,

its subsidiaries or affiliates; or as a nominee or designee of the Company on any board of directors, board of trustees or

similar body of another entity.  The foregoing shall not apply to

Executive's position as Chairman of the American Petroleum

Institute's General Committee on Pipelines.

          (d)  Executive shall be entitled to continuation of his

current non-accountable automobile allowance of $600 per month up to the Retirement Date.  Executive shall also be entitled to continue to participate up to the Retirement Date, on a basis comparable to other executives of the Company (including the payment by Executive of any applicable employee contributions and premiums), in those benefit and insurance plans in which he is currently participating and in such other plans as may be

established or adopted by the Company from time to time for

employees of the Company, to the extent that Executive is

otherwise eligible to participate under the general provisions thereof and in accordance with Executive's elections thereunder,

as such plans and elections may be changed from time to time.

The benefits and insurance plans in which Executive currently participates are listed on Exhibit A to this Agreement.

          (e)  Executive shall be reimbursed by the Company for,

or the Company shall pay directly, all reasonable business

expenses incurred by Executive in the course of his performance of services hereunder, subject to approval by the President of the Company or his designee and presentation of appropriate

documentation in accordance with the Company's expense

reimbursement policy in effect from time to time.  The Company agrees that reasonable business expenses include (i) Executive's fixed charges for membership and reasonable business use of

Lehigh Country Club, and (ii) Executive's fixed charges and

reasonable business use of mobile and cellular telephone and home office and mobile business devices.  In connection with entering into this Agreement, Executive shall be entitled to reimbursement from the Company for reasonable fees and expenses for financial,

tax and estate planning services obtained by Executive, subject to a maximum reimbursement of $7,500.  Executive shall also be entitled to reimbursement from the Company for reasonable legal fees and expenses incurred by Executive in connection with

entering into this Agreement, subject to a maximum reimbursement of $3,000.

           (f) The parties agree that the Severance Agreement is

superseded in its entirety by this Agreement and is of no further force or effect.  Notwithstanding the provisions of subsection

(d) above, Executive hereby releases the Company, its

subsidiaries and affiliates, and the Partnerships from, and

waives any and all rights to, any severance or similar benefits to which Executive may be entitled under the terms of any plan or policy which is currently in effect or may hereafter be

established or adopted by the Company from time to time for

employees of the Company.

          (g)  Except as expressly set forth in this Section 1,

the Company has no other liabilities or obligations to Executive to pay or provide Executive with any compensation, benefits or other consideration as an employee of the Company.  Executive acknowledges and agrees that he shall not separately accrue or earn any "Quarterly Awards" or any "Profit-Sharing Awards" under the Glenmoor Bonus Plan (the "Glenmoor Bonus Plan") after

December 31, 1997.  Any payments to which Executive may be

entitled as an owner of shares of common stock of Glenmoor shall be governed by Section 17 hereof.

     2.   Consulting Services.

          (a)  Commencing on the Retirement Date and for a period

of 60 months thereafter (the "Transition Term") , the Company shall engage Executive as a consultant to the  Company to perform such services as are requested by the Chairman or the President from time to time, including, among other things, assuring an orderly transition of Executive's responsibilities to other

officers of the Company.

          (b)  During the Transition Term, Executive shall

receive, as his total fee for consulting services hereunder (the

"Consulting Fee"), $200,000 per 12-month period for each of the first two such 12-month periods, and $100,000 per 12-month period for the each of third, fourth and fifth such 12-month periods.

The Consulting Fee for each 12-month period shall be payable ratably in installments during such period, but not less

frequently than monthly.  Executive shall devote such of his time and business efforts to the performance of his consultancy under this Section as shall reasonably be required to perform the

services requested hereunder, but in no event shall Executive be required to render more than 500 hours of service during each of the first two 12-month periods and 250 hours of service during each of the third, fourth and fifth such 12-month periods.  The

Company shall provide Executive reasonable notice of any request for Executive's services, specifying the approximate dates of performance, duration and scope.  Executive may resign as a

consultant hereunder at any time upon 30 days' written notice and the completion of all projects previously assigned to Executive,

whereupon no further Consulting Fees shall be payable hereunder.

          (c)  During the Transition Term and thereafter,

Executive shall be entitled to participate, on a basis comparable to other retirees of the Company (including the payment by

Executive of any applicable retiree contributions and premiums),

in such benefit and insurance plans as may be established or adopted by the Company from time to time for retirees of the

Company, to the extent Executive is otherwise eligible to

participate under the general provisions thereof and in

accordance with Executive's elections thereunder, as such plans and elections may be changed from time to time.

          (d)  Executive shall be reimbursed by the Company for

all reasonable business expenses incurred by Executive in the course of his performance of consulting services hereunder,

subject to approval by the President of the Company or his

designee and upon presentation of appropriate documentation in accordance with the Company's expense reimbursement policy in effect from time to time.  During the Transition Term, Executive shall also be reimbursed for the reasonable fees and expenses of an annual physical examination, subject to a maximum of $750 annually.

          (e)  During the Transition Term, Executive shall be

entitled to pursue other business opportunities to the extent that there is no conflict with the services requested by the

Chairman or President of the Company or with the requirements of

Sections 3 and 4 of this Agreement.  All services to be performed under this Agreement during the Transition Term shall be

performed by Executive as an independent contractor acting in a consulting capacity and nothing contained herein shall be

construed so as to confer employment status on Executive during the Transition Term.

     3.   Confidential Information.  Executive acknowledges and

agrees that, by reason of his employment by and service to the

Company, he has had and will continue to have access to

confidential information of the Company, its subsidiaries and affiliates, and the Partnerships, including, without limitation,

information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets,

proprietary information, distribution and sales methods and

systems, sales and profit figures, customer and client lists, and relationships between the Company and its subsidiaries and

affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its subsidiaries and affiliates and the Partnerships ("Confidential

Information").  Executive acknowledges that such Confidential

Information is a valuable and unique asset and covenants that he will not, either during or after his employment by the Company,

disclose or use any such Confidential Information to or for the benefit of any person for any reason whatsoever without the prior written authorization of the Chairman or President of the

Company, unless such information is in the public domain through no fault of Executive or except as may be required by law.

     4.   Non-Competition.

     (a)  At all times during his employment by the Company and the Transition Term, and for a period of 12 months thereafter,

but in no event more than five years after the Retirement Date

(the "Restricted Period"), Executive shall not, unless acting with the prior written consent of the Chairman or the President of the Company, directly or indirectly, (i) own, manage, operate,

join, control, finance or participate in the ownership,

management, operation, control or financing of, (ii) be connected as an officer, director, employee, partner, principal, agent,

representative, consultant or otherwise with, or (iii) use or permit his name to be used in connection with, (A) any business or enterprise engaged in by the Company, its subsidiaries or affiliates, or the Partnerships, either during his employment by the Company or the Transition Term, as applicable, in any state in which such business or enterprise is so operated (whether or not such business is physically located within those areas) (the

"Geographic Area"), or (B) any customer of the Company, its

subsidiaries or affiliates, or the Partnerships accounting for at least five percent of the respective gross revenues of the

Company, such subsidiary, affiliate or Partnership during the fiscal year preceding the date Executive first commences activity with such customer.  It is recognized by Executive that the

business of the Company, its subsidiaries and affiliates, and the

Partnerships, and Executive's connection therewith, involves activity throughout the Geographic Area, and that more limited geographical limitations on this non-competition covenant are therefore not appropriate.  The foregoing restrictions shall not apply to (i) any activity in which Executive engages during the

Restricted Period which is not an active business of the Company,

its subsidiaries or affiliates, or the Partnerships at the time

Executive first commences such activity or (ii) to any Geographic

Area which is not a Geographic Area at the time Executive first commences such activity.

     (b)  Executive also shall not, directly or indirectly,

during the Restricted Period, (i) solicit or divert business from, or attempt to divert any account or customer of the

Company, its subsidiaries or affiliates, or the Partnerships,

whether existing at the date hereof or at any time through the end of the Transition Term, to any competitor of the Company, its subsidiaries and affiliates, or the Partnerships, or (ii) solicit or attempt to hire any then employee of the Company, its

subsidiaries or affiliates, or the Partnerships who was at a managerial or higher level.

     (c)  The foregoing restrictions shall not be construed to

prohibit the ownership by Executive of less than five percent

(5%) of any class of securities of any corporation or limited partnership which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Exchange

Act, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including

Executive in any way, either directly or indirectly, manages or exercises control of any such corporation or limited partnership,

guarantees any of its financial obligations, otherwise takes part in its business, other than exercising his rights as a

shareholder or limited partner, or seeks to do any of the

foregoing.

     5.   Consideration and Equitable Relief.

     (a)  In consideration of Executive's undertakings under

Sections 3 and 4, the Company shall pay to Executive, as soon as practicable after the eighth day after Executive executes and does not revoke a general release substantially in the form

attached to this Agreement as Exhibit B (the "Release"), the sum of $532,313, by wire transfer of immediately available funds to a bank account designated by Executive.

     (b)  Executive acknowledges and agrees that the restrictions contained in Sections 3 and 4 hereof are reasonable and necessary to protect the legitimate interests of the Company, its

subsidiaries and affiliates, and the Partnerships; that the

Company would not have entered into this Agreement in the absence of such restrictions; and that any violation of any provision of those Sections would result in irreparable injury to the Company.

Executive represents that his experience and capabilities are such that the restrictions contained in Section 4 hereof will not prevent Executive from obtaining satisfactory alternative

employment or consulting engagements.

     (c)  Executive agrees that the Company, its subsidiaries and affiliates, and the Partnerships shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all

earnings, profits and other benefits arising from any violation of Sections 3 or 4, which rights shall be cumulative and in

addition to any other rights or remedies to which the Company,

its subsidiaries and affiliates, or the Partnerships may be

entitled.  In the event that any of the provisions of Sections 3 or 4 should ever be adjudicated to exceed the time, geographic,

service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.

     (d)  Executive irrevocably and unconditionally (i) agrees

that any suit, action or other legal proceeding arising out of

Section 3 or 4, including, without limitation, any action

commenced by the Company, its subsidiaries and affiliates, or the

Partnerships for preliminary and permanent injunctive relief or other equitable relief, may be brought in the United States

District Court for the Eastern District of Pennsylvania, or if

such court does not have or accept jurisdiction, in any court of general jurisdiction in Delaware County, Pennsylvania, (ii)

consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any

objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court.  Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner

permitted by the notice provisions of this Agreement

     6.   Death or Disability.  The amounts payable to Executive

during his employment under Section 1 and during the Transition

Term under Section 2 shall be paid or provided to Executive (and,

if applicable, his spouse and dependents) irrespective of his death or inability to perform his duties and responsibilities under this Agreement by reason of illness, injury or incapacity occurring after the date of this Agreement, provided that any non-

governmental disability insurance payments received by Executive from policies paid for by the Company in respect of any period between the date hereof and the expiration of the Transition Term shall reduce the amount of payments otherwise required to be made by the Company hereunder.  In the event of Executive's death prior to the Retirement Date, the Company shall calculate

Executive's benefit under the Company's Benefit Equalization Plan

(the "Equalization Plan"), (i) if the Executive is survived by his spouse, as if Executive elected and received the lump sum value under the Equalization Plan on the day prior to the date of death, and (ii) if the Executive's death is prior to his 55th birthday, as if the Executive had attained the age of 55 on the day prior to his death but based on actual service to the Company

only through the date of death.   In the event of Executive's

death at any time between the date hereof and the expiration of the Transition Term, the Company shall pay to Executive's

executors, legal representatives or administrators, as

applicable, the remaining installments of salary, guaranteed bonus, profit-sharing payments and Consulting Fees at the same time or times that such payments would otherwise have been paid to Executive under this Agreement.

     7.   Retirement Benefits.

     (a)  On the Retirement Date, provided that Executive (or, if applicable, his spouse and dependents) executes and does not revoke a Release dated the Retirement Date, Executive (or, if applicable, his spouse and dependents) shall be entitled to the

Consulting Fees payable as provided in Section 2 above and all compensation and benefits provided to retirees of the Company generally or due to Executive specifically, but subject to the terms and conditions of each plan, practice, policy and program of the Company and Executive's elections thereunder from time to time in effect.

     (b)   In the event of Executive's termination of employment

for any reason other than death prior to the Retirement Date,

Executive shall be treated as a retiree of the Company for

purposes of the Company's retiree medical and life insurance plan and for purposes of the Equalization Plan as if Executive had attained the age of 55 prior to the effective date of termination but based on actual service to the Company only through the date of termination.  Under such circumstances, Executive shall be entitled to commence his benefits upon actually attaining age 55 with the benefits calculated as aforesaid.

     (c)  Except for the reference in this Section and Section 6 hereof to the Equalization Plan, nothing in this Agreement is intended to modify or amend Executive's rights or obligations under the terms of any such plan, practice, policy or program.

     8.   Arbitration; Expenses.  In the event of any dispute

regarding the provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute,

controversy or claim settled by arbitration in the City of

Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the

American Arbitration Association, before a panel of three

arbitrators, two of whom shall be selected by the Company and

Executive, respectively, and the third of whom shall be selected by the other two arbitrators.  Any award entered by the

arbitrators shall be final, binding and nonappealable and

judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction.  This arbitration provision shall be specifically enforceable.  The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this

Agreement other than a benefit specifically provided under or by virtue of the Agreement.  If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the

Company shall be responsible for all of the fees of the American

Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses).  Otherwise, each party shall be responsible for his or its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration

Association.

     9.   Notices.  All notices and other communications required

or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

     If to the Company, to:

          Buckeye Management Company
          5 Radnor Corporate Center
          Suite 445
          Radnor, PA  19087
          Attention:  Chairman

     With a required copy to:

          Morgan, Lewis & Bockius LLP
          2000 One Logan Square
          Philadelphia, PA  19103-6993
          Attention:  Howard L. Meyers, Esquire

     If to Executive, to:

          C. Richard Wilson
          2876 Parkview Circle
          Emmaus, PA  18049

     With a required copy to:

          Bildersee & Silbert LLP
          One Penn Center, Suite 1111
          1617 JFK Boulevard
          Philadelphia, PA 19103
          Attention:  Marc M. Silbert, Esquire

or to such other names or addresses as the Company or Executive,

as the case may be, shall designate by notice to each other

person entitled to receive notices in the manner specified in this Section.

     10.  Contents of Agreement; Amendment and Assignment.

          (a)  This Agreement supersedes all prior agreements,

including the Severance Agreement, and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the

Chairman or President of the Company and executed on its behalf by a duly authorized officer and by Executive.

          (b)  All of the terms and provisions of this Agreement

shall be binding upon and inure  to the benefit of and be

enforceable by the respective heirs, executors, administrators,

legal representatives, successors and assigns (whether by equity purchase, merger, consolidation, asset purchase or otherwise) of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assigned or delegated in whole or in part by

Executive.

     11.  Severability.  If any provision of this Agreement or

application thereof to anyone or under any circumstances is

adjudicated to be invalid or unenforceable in any jurisdiction,

such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or

application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.  If any

provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     12.  Remedies Cumulative; No Waiver.  No remedy conferred

upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this

Agreement or now or hereafter existing at law or in equity.  No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     13.  Beneficiaries/References.  Executive shall be entitled,

to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following Executive's death by giving the Company written notice thereof.  In the event of Executive's death or a judicial determination of his

incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     14.  Withholding; Taxes.  The Company may withhold from any payments made under this Agreement all federal, state and local taxes and other amounts required by law to be withheld or

deducted and such other amounts as may be authorized by

Executive.  Executive shall bear all expense of, and shall be solely responsible for, all federal, state or local taxes due with respect to any payment under this Agreement.

     15.  Miscellaneous.  All section headings used in this

Agreement are for convenience only.  This Agreement may be

executed in counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any

counterpart hereof to produce or account for any of the other counterparts.

     16.  Governing Law.  This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     17.  Glenmoor Stockholders' Agreement.  Nothing in this

Agreement is intended to modify or amend Executive's rights or obligations under the terms and conditions of the First Amended and Restated Stockholders' Agreement, dated as September 1, 1997

(the "Stockholders' Agreement"), among Glenmoor and its

stockholders.  Executive shall be entitled to receive dividends and other distributions in respect of the shares of common stock of Glenmoor as and when declared in accordance with the Glenmoor

Bonus Plan, so long as Executive retains ownership of such shares in accordance with the Stockholders' Agreement.  For each year that Executive maintains his investment in the common stock of

Glenmoor, Executive shall be entitled to reimbursement from the

Company for reasonable fees and expenses for tax preparation services on a basis comparable to the other "Management

Stockholders" of Glenmoor (as such term is defined in the

Stockholders' Agreement).  Executive acknowledges and agrees that under the terms of the Stockholders' Agreement his shares of common stock of Glenmoor are subject to various put/call options upon the occurrence of certain events and that for purposes of

Sections 2.1(a)(iii) and 2.2(a)(i) of the Stockholders' Agreement

his employment shall be deemed to be terminated effective on the

Retirement Date.

     18.  Unit Option and Distribution Equivalent Plan.  For

purposes of Section 13(d) of the Unit Option and Distribution

Equivalent Plan, the Executive shall be deemed to have achieved

"Retirement" on his Retirement Date, and any outstanding

"Options" shall terminate on their respective "Expiration Dates".

     19.  Executive's Acknowledgment.  Executive acknowledges and represents that he has read and understands the terms and

conditions of this Agreement; that he has been informed by the

Company that he should discuss this Agreement with an attorney of his choice; that he has had any questions regarding the meaning of this Agreement answered to his satisfaction; that neither the

Company nor any of its agents, representatives or attorneys have made any representations to Executive concerning the meaning or effect of this Agreement other than those specifically set forth herein; and that Executive has been represented by competent counsel who has participated in the preparation and review of this Agreement.  Executive has been informed by the Company that he has the right to consider this Agreement for a period of at least 21 days and has the right to revoke this Agreement for a period of seven days after his execution and delivery of this

Agreement by giving written notice thereof to the Company.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

                                    BUCKEYE MANAGEMENT
                                    COMPANY

/S/ C. Richard Wilson               By:   /S/William H. Shea, Jr.
C. Richard Wilson                   Name: William H. Shea, Jr.
                                    Title: President

/S/ B. J. Killeen                   BUCKEYE PIPE LINE SERVICES
Witness                             COMPANY

                                    By:   /S/ William H. Shea,Jr.
                                    Name: William H. Shea, Jr.
                                    Title: President

                                    BUCKEYE PIPE LINE COMPANY

                                    By:   /S/ William H. Shea,Jr.
                                    Name: William H. Shea, Jr.
                                    Title: President

                                    GLENMOOR, LTD.

                                    By:   /S/ William H. Shea,Jr.
                                    Name: William H. Shea, Jr.
                                    Title: President

                                                        EXHIBIT A


               BUCKEYE PIPE LINE SERVICES COMPANY

                       PLANS AND POLICIES



               Plans

                   The Retirement and Savings Plan
                   The Retirement Income Guarantee Plan
                   Employee Stock Ownership Plan
                   The Flexible Benefit Plan (includes)
                      - Medical
                      - Dental
                      - Core Life Insurance
                      - Medical Spending
                      - Dependent Care Spending Accounts
                      - Vacation Trade-in
                   The Long-term Disability Plan
                   Unit Option and Distribution Equivalent Plan
                   Benefit Equalization Plan


               Policies

                   Vacation Time
                   Holiday Time
                   Sick Time Off
                   Personal Time Off
                   Reimbursement of Business and Travel Expense
                   Service Awards
                   Employee Assistance Program
                   Death Benefit

                                                        EXHIBIT B


                        GENERAL RELEASE




     WHEREAS, C. Richard Wilson has been employed by or has

served as an officer or director of Buckeye Management Company, a

Delaware corporation ("BMC"), Buckeye Pipe Line Company, a

Delaware corporation ("Pipe Line"), Buckeye Pipe Line Services

Company, a Pennsylvania corporation ("BPLSC"), and Glenmoor,

Ltd., a Delaware corporation formerly known as BMC Acquisition

Company ("Glenmoor") (BMC, Pipe Line, BPLSC and Glenmoor are

collectively referred to as the "Company"); and

     WHEREAS, the Company has been engaged in the business of

managing the oil pipeline and related businesses of Buckeye

Partners, L.P., a Delaware limited partnership, and its

subsidiary operating partnerships (collectively, the

"Partnerships");  and

     WHEREAS, the Company and Executive are contemporaneously

herewith entering into a Transition and Retirement Agreement,

dated as of May ____, 1998 (the "Transition Agreement"), pursuant to which the Company and Executive provide for the continuation of Executive's employment to and including February 1, 2000 (the

"Retirement Date"),  Executive's retirement on the Retirement

Date, and a consultancy period of five years thereafter during which Executive agrees to consult with and advise the Company on the terms and conditions set forth in the Transition Agreement,

all of which are acceptable to Executive.

     NOW, THEREFORE, in consideration of the undertakings of the

Company set forth in the Transition Agreement, and intending to be legally bound,

     1.   Executive does hereby permanently and irrevocably

REMISE, RELEASE AND FOREVER DISCHARGE the Company and the

Partnerships, and its and their respective officers, directors,

shareholders, partners, employees, agents and attorneys and its and their respective successors and assigns, heirs, executors and administrators (hereinafter referred collectively as the

"Released Parties") of and from any and all actions and causes of action, suits, debts, claims and demands whatsoever in law or in equity which Executive ever had, now has or which his heirs,

executors or administrators may have, by reason of any matter,

cause or thing whatsoever from the beginning of Executive's

employment with the Company to the date of this General Release,

including, without limitation, any claims arising from or

relating in any manner to Executive's employment relationship with the Company or the termination thereof in accordance with the terms and conditions of the Transition Agreement.  This

General Release includes, without limitation, any claims which

Executive could now or in the future assert under any federal,

state or local law, rule or regulation, including the

Pennsylvania Human Relations Act, Title VII of the Civil Rights

Act of 1964, the Age Discrimination in Employment Act, any common law claims now or hereafter recognized, and all claims for

counsel fees and costs associated with any such claims.  This

Release (a) shall not prevent Executive from enforcing his rights under the Transition Agreement in accordance with the terms

thereof, (b) shall have no applicability to Company's obligations under the Stockholders' Agreement (as defined in Section 17 of the Transition Agreement), the Unit Option and Distribution

Equivalent Plan or benefits payable under the terms of any

"employee benefit plan" within the meaning of the Employee

Retirement Income Security Act of 1974, as amended, and (c) shall not release the Company from any obligation the Company might otherwise have to indemnify Executive and hold him harmless from any claims made against him arising out of his activities as a partner, shareholder, officer, director or employee of Company,

to the same extent as Company is or may be obligated to indemnify and hold harmless any other partner, shareholder, officer,

director or employee.

     2.   Executive acknowledges and agrees that neither he, nor

any person, organization or other entity on his behalf, shall file, charge, claim, sue or cause or permit to be filed, charged or claimed any civil action, suit or legal or arbitration

proceeding for personal relief, including, without limitation,

any action for damages, injunctive, declaratory or other relief,

against the Company or the Partnerships involving any matter occurring at any time in the past up to the date of this General

Release or involving any continuing effects of any acts or

practices which may have arisen or occurred prior to the date of this General Release.  Executive further agrees that if any

person, organization or other entity should bring any claim

against the Released Parties involving any such matter, Executive will not accept any personal relief in any such actions.

     3.   Executive acknowledges and agrees that the Transition

Agreement is not and shall not be construed to be an admission by the Company or the Partnerships of any violation of any federal,

state or local law, rule or regulation, or an acknowledgment of any duty of the Company or the Partnerships to Executive, and that the Transition Agreement is entered into voluntarily to provide for an amicable conclusion of Executive's employment relationship with the Company and an orderly transition to

retirement.

     4.   Executive hereby certifies that he has the intention of

releasing all claims recited herein in exchange for the

consideration set forth in the Transition Agreement, which he acknowledges is adequate and satisfactory to him.

     5.   Executive acknowledges and represents that he has read

and understands the terms and conditions of this General Release;

that he has been informed by the Company that he should discuss this General Release with an attorney of his choice; that he has had any questions regarding the meaning of this General Release answered to his satisfaction; that neither the Company nor any of its agents, representatives or attorneys have made any

representations to Executive concerning the meaning or effect of this General Release other than those specifically set forth herein; and that Executive has been represented by competent counsel who has participated in the preparation and review of this General Release.  Executive has been informed by the Company that he has the right to consider this General Release for a period of at least 21 days and has the right to revoke this

General Release for a period of seven days after his execution and delivery of this General Release by giving written notice thereof to the Company.

          IN WITNESS WHEREOF, and intending to be legally bound

hereby, C. Richard Wilson has duly executed this General Release this ___________ day of May, 1998.




                                    _____________________________
                                    C. Richard Wilson




                                    _____________________________
                                    Witness